Exhibit 10.17.6

THIRD AMENDMENT TO THE TRUST AGREEMENT UNDER THE

PHILLIPS PETROLEUM COMPANY

GRANTOR TRUST AGREEMENT

WHEREAS, Phillips Petroleum Company (hereinafter “Company”) and Wachovia Bank, National Association (the “Trustee”) entered into an amended and restated trust agreement as of June 1, 1998, subsequently amended as of May 3, 1999 and as of January 15, 2002 (the “Trust Agreement”) establishing a trust (the “Trust”) for the purpose of holding monies and other property in connection with certain nonqualified deferred compensation plans maintained by the Employer (the “Plans”); and

WHEREAS, pursuant to Section 14(a) of the Trust Agreement, the Trust Agreement may be amended by a written instrument executed by the Trustee and the Company;

NOW, THEREFORE, the Trust Agreement is amended, effective October 5, 2006, as follows:

1.	The “Company”, as defined in the Trust Agreement, is ConocoPhillips Company, formerly known as Phillips Petroleum Company and the name of the Trust shall be the “ConocoPhillips Grantor Trust”.

2.	Section 1 (g) of the Trust Agreement is hereby deleted in its entirety and replaced with the following:

(g) Upon a Change in Control, the Company shall, as soon as possible, but in no event longer than thirty (30) days following the occurrence of a Change in Control, as defined herein, make an irrevocable contribution to the Trust in an amount that is sufficient to fund the Trust in an amount equal to no less than one hundred percent (100%) but no more than one-hundred and twenty percent (120%) of the Required Funding Amount, together with the amount of the Expense Account as established by the Trustee pursuant to Section 1(h). The determination of such Required Funding Amount to be contributed after a Change in Control shall be determined by the Trustee in the manner described below, and such amounts shall be communicated to the Company by the Trustee in writing. The “Required Funding Amount” shall mean an amount that is sufficient, when aggregated with the other assets of the Trust, to cause the value of the Trust Fund following such contribution to be no less than the amount required to fully fund one hundred percent (100%) of the amount necessary to fund all benefit to which Participants and their Beneficiaries are entitled pursuant to the terms of the Agreements. The Trustee, in its sole discretion, shall make the determination of the Required Funding Amount, and in making this determination the Trustee shall determine the amount of defined benefit obligations under the Arrangements as of January 1 of the prior calendar year, and as to all defined contribution and deferred compensation obligations, the amount shall be determined as of the end of the month immediately preceding the Change in Control. Such contributed amounts shall be held, administered and disposed of by the Trustee as provided in this Trust Agreement. At any time during the calendar year that the Company supplies the Trustee with updated benefit data the Trustee shall determine whether additional contributions are required to fully satisfy all Company benefit obligations under the Arrangements in respect of such updated information. In making its independent determination of the Required Funding Amount following a Change in Control, the Trustee may consider information provided by the Company or any third parties engaged by the Company to make such funding determinations, but must nonetheless make an independent determination of the Required Funding Amount subject to the following:

(1)

for individual deferred compensation account balances and defined contribution obligations, the third party recordkeeper’s data shall be presumed correct unless demonstrated by clear and convincing evidence to be in error;

(2)

for defined benefit obligations, the actuarial assumptions used by such third party to calculate the funding required shall be the same as those used the actuary for the ConocoPhillips Retirement Plan, formerly known as the Retirement Income Plan of Phillips Petroleum Company, (the “CPRP Assumptions”) to determine the funding required under ERISA for such plan, and if the third party uses different actuarial assumptions, then the Trustee shall engage an actuary to determine such amounts using the CPRP Assumptions; provided, however that if in the Trustee’s sole and absolute discretion, it determines that the CPRP Assumptions are unreasonable in any manner for the proper determination of such funding obligations, then the Trustee may, upon written notice to the Company, have such funding amount determined by an actuary of its own choosing using actuarial assumptions determined by the Trustee, in its sole and absolute discretion, to be reasonable; and

(3)

for any additional funding required by a determination of the Trustee of additional benefits due to a Participant or Beneficiary pursuant to an appeal to the Trustee under Section 2(b) of this Trust Agreement, the Trustee’s determination of any required additional funding shall control.

3.	Section 1(i) of the Trust Agreement is hereby deleted in its entirety and the following substituted with the following:

(i) In its discretion, the Trustee may institute an action to collect a contribution due the Trust following a Change in Control or in the event that the Trust should, following a Change in Control, ever experience a short-fall in the amount of assets necessary to make payments pursuant to the terms of the Arrangements, or if the Company should ever fail to contribute the amounts requested by the Trustee pursuant to Section 1(g).

4.	Section 3 (d) of the Trust Agreement is hereby amended in its entirety to read as follows:

(d) For purposes of this Section 3, Company shall include its Participating Subsidiaries, where “Participating Subsidiary” is defined as ConocoPhillips and a subsidiary of ConocoPhillips, of which ConocoPhillips beneficially owns, directly or indirectly, more than 50% of the aggregate voting power of all outstanding classes and series of stock, where such subsidiary has adopted one or more of the Arrangements and has employed one or more Participants.

5.	Section 6(b) of the Trust Agreement is hereby amended to delete the opening phrases, “Subject to investment guidelines agreed to in writing from time to time by the Company and the Trustee prior to a Change in Control, the Trustee shall have the power in investing and reinvesting the Fund in its sole discretion” and to replace those phrases with the following:

Prior to a Change in Control, and subject to the Company’s exercise of its rights under Section 6(c) of the Trust, the Trustee shall have the following powers in investing and reinvesting the Fund in its sole discretion, subject to investment guidelines provided in writing from time to time by the Company:

6.	The following section (e) is added to Section 14 of the Trust Agreement:

(e) The Company may merge other grantor trusts covering similar benefit plans into the Trust, by Amendment to this Trust agreed to in writing by the Company and the Trustee.

7.	Section 15 of the Trust Agreement shall be replaced in its entirety with the following:

Section 15 Definition of a Change in Control

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the effective date of this Agreement.

“Associate” shall mean, with reference to any Person, (a) any corporation, firm, partnership, association, unincorporated organization or other entity (other than the Company or a subsidiary of the Company) of which such Person is an officer or general partner (or officer or general partner of a general partner) or is, directly or indirectly, the Beneficial Owner of 10% or more of any class of equity securities, (b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity and (c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

“Beneficial Owner” shall mean, with reference to any securities, any Person if:

(a)       such Person or any of such Person’s Affiliates and Associates, directly or indirectly, is the “beneficial owner” of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, as in effect on October 5, 2006, such securities or otherwise has the right to vote or dispose of such securities, including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the “Beneficial Owner” of, or to “beneficially own,” any security under this subsection (a) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (i) arises solely from a revocable proxy or consent given in response to a public (i.e., not including a solicitation exempted by Rule 14a-2(b)(2) of the General Rules and Regulations under the Exchange Act) proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act and (ii) is not then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report);

(b)       such Person or any of such Person’s Affiliates and Associates, directly or indirectly, has the right or obligation to acquire such securities (whether such right or obligation is exercisable or effective immediately or only after the passage of time or the occurrence of an event) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, other rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to “beneficially own,” (i) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange or (ii) securities issuable upon exercise of Exempt Rights; or

(c)       such Person or any of such Person’s Affiliates or Associates (i) has any agreement, arrangement or understanding (whether or not in writing) with any other Person (or any Affiliate or Associate thereof) that beneficially owns such securities for the purpose of acquiring, holding, voting (except as set forth in the proviso to subsection (a) of this definition) or disposing of such securities or (ii) is a member of a group (as that term is used in Rule 13d-5(b) of the General Rules and Regulations under the Exchange Act) that includes any other Person that beneficially owns such securities;

provided, however, that nothing in this definition shall cause a Person engaged in business as an underwriter of securities to be the Beneficial Owner of, or to “beneficially own,” any securities acquired through such Person’s participation in good faith in a firm commitment underwriting until the expiration of 40 days after the date of such acquisition. For purposes hereof, “voting” a security shall include voting, granting a proxy, consenting or making a request or demand relating to corporate action (including, without limitation, a demand for a shareholder list, to call a shareholder meeting or to inspect corporate books and records) or otherwise giving an authorization (within the meaning of Section 14(a) of the Exchange Act) in respect of such security.

The terms “beneficially own” and “beneficially owning” shall have meanings that are correlative to this definition of the term “Beneficial Owner.”

“Board” shall mean the Board of Directors of ConocoPhillips for purposes of this Section 15 only.

“Change in Control” shall mean any of the following occurring on or after October 5, 2006:

(a) any Person (other than an Exempt Person) shall become the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding; provided, however, that no Change in Control shall be deemed to occur for purposes of this subsection (a) if such Person shall become a Beneficial Owner of 20% or more of the shares of Common Stock or 20% or more of the combined voting power of the Voting Stock of the Company solely as a result of (i) an Exempt Transaction or (ii) an acquisition by a Person pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this definition are satisfied;

(b) individuals who, as of October 5, 2006, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to October 5, 2006, whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; provided, further, that there shall be excluded, for this purpose, any such individual whose initial assumption of office occurs as a result of any actual or threatened Election Contest that is subject to the provisions of Rule 14a-11 of the General Rules and Regulations under the Exchange Act;

(c) the Company shall consummate a reorganization, merger, or consolidation, in each case, unless, following such reorganization, merger, or consolidation, (i) 50% or more of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, or consolidation and the combined voting power of the then outstanding Voting Stock of such corporation are beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such reorganization, merger, or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, or consolidation, of the outstanding Common Stock, (ii) no Person (excluding any Exempt Person or any Person beneficially owning, immediately prior to such reorganization, merger, or consolidation, directly or indirectly, 20% or more of the Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, or consolidation or the combined voting power of the then outstanding Voting Stock of such corporation, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, or consolidation were members of the Incumbent Board at the time of the initial agreement or initial action by the Board providing for such reorganization, merger, or consolidation; or

(d) (i) the shareholders of the Company shall approve a complete liquidation or dissolution of the Company unless such liquidation or dissolution is approved as part of a plan of liquidation and dissolution involving a sale or disposition of all or substantially all of the assets of the Company to a corporation with respect to which, following such sale or other disposition, all of the requirements of clauses (ii)(A), (B), and (C) of this subsection (d) are satisfied, or (ii) the Company shall consummate the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which, following such sale or other disposition, (A) 50% or more of the then outstanding shares of common stock of such corporation and the combined voting power of the Voting Stock of such corporation is then beneficially owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding Common Stock immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the outstanding Common Stock, (B) no Person (excluding any Exempt Person and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Common Stock then outstanding or 20% or more of the combined voting power of the Voting Stock of the Company then outstanding) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding Voting Stock of such corporation, and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the initial agreement or initial action of the Board providing for such sale or other disposition of assets of the Company.

“Common Stock” shall mean common stock, par value $.01, of ConocoPhillips.

“Company” shall, for the purpose of this Section 15 only, mean ConocoPhillips.

“Election Contest” shall mean a solicitation of proxies of the kind described in Rule 14a-12(c) under the Exchange Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Exempt Person” shall mean any of the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, and any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan.

“Exempt Rights” shall mean any rights to purchase shares of Common Stock or other Voting Stock of the Company if at the time of the issuance thereof such rights are not separable from such Common Stock or other Voting Stock (i.e., are not transferable otherwise than in connection with a transfer of the underlying Common Stock or other Voting Stock), except upon the occurrence of a contingency, whether such rights exist as of the effective date of this Agreement or are thereafter issued by the Company as a dividend on shares of Common Stock or other Voting Securities or otherwise.

“Exempt Transaction” shall mean an increase in the percentage of the outstanding shares of Common Stock or the percentage of the combined voting power of the outstanding Voting Stock of the Company beneficially owned by any Person solely as a result of a reduction in the number of shares of Common Stock then outstanding due to the repurchase of Common Stock or Voting Stock by the Company, unless and until such time as (a) such Person or any Affiliate or Associate of such Person shall purchase or otherwise become the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or additional Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock, or (b) any other Person (or Persons) who is (or collectively are) the Beneficial Owner of shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock or Voting Stock representing 1% or more of the combined voting power of the then outstanding Voting Stock shall become an Affiliate or Associate of such Person.

“Person” shall mean any individual, firm, corporation, partnership, association, trust, unincorporated organization or other entity.

“Voting Stock” shall mean, with respect to a corporation, all securities of such corporation of any class or series that are entitled to vote generally in the election of directors of such corporation (excluding any class or series that would be entitled so to vote by reason of the occurrence of any contingency, so long as such contingency has not occurred).

8.	Section 16 “Miscellaneous” subsection (d) of the Trust Agreement is hereby amended to delete the words “The Senior Vice President and Chief Financial Officer, or his successor,” and the words “The Executive Vice President, Planning, Corporate Relations and Services, or his successor,” and replace them, respectively with the words “The highest officer of the Company with the role of Chief Financial Officer, or his successor,” and “The highest officer of the Company with primary responsibility for Human Resources or his successor”.

9.	The Trust Agreement is hereby amended to delete the phrase “Change of Control” wherever it appears and to replace that phrase wherever it appears with “Change in Control”.

10.	Attachment I to the Trust Agreement is hereby replaced in its entirety with the revised Attachment I attached to and included in this Third Amendment.

11.	Attachment II to the Trust Agreement is hereby replaced in its entirety with the revised Attachment II attached to and included in this Third Amendment.

The Trust Agreement is in all other respects ratified and confirmed without amendment.

IN WITNESS WHEREOF, ConocoPhillips Company and Wachovia have caused this Amendment to the Trust Agreement to be executed and each of their seals affixed hereto on the dates indicated below.

ConocoPhillips Company		Wachovia Bank National Association, as Trustee

By:	/s/ Jeff Sheets	By:	/s/ Frederick N. Williams

Date:	10/05/06	Date:	10/10/06

Name:	J W. Sheets	Name:	Frederick N. Williams

Title:	Vice President and Treasurer	Title:	Vice President